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Exhibit 4.1

PATNI COMPUTER SYSTEMS LIMITED

(Incorporated under the Companies Act, 1956)
Regd. Office: S-1A, F-1, Irani Market Compound, Yerawada, PUNE - 411 006

        THIS IS TO CERTIFY that the person(s) named in this Certificate is/are the Registered Holder(s) of within-mentioned Share(s) bearing the distinctive number(s) herein specified in the above Company subject to the Memorandum and Articles of Association of the Company and that the shares mentioned below are fully paid up.

[SEAL]

EQUITY SHARES OF Rs.2/- EACH FULLY PAID UP

Register Folio No.:	Certificate No.:

Name(s) of the Holder(s)

No. of Share(s) held		(		)
	(in words)		(in figures)
Distinctive No.(s):	To

        Given under the Common Seal of the Company at MUMBAI this                  day of

{	Directors

Authorised Signatory

NOTE: No transfer of the Share(s) comprised in this Certificate can be registered unless accompanied by this Certificate.

MEMORANDUM OF TRANSFER OF SHARE(S) MENTIONED OVERLEAF

Date	Transfer No.	Register Folio	Name(s) of Tansferee(s)	Initials	Authorised Signature

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  Exhibit 4.1